Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Kimberly Brown, Director, Investor Relations
(617) 796-8245

Five Star Quality Care, Inc. Reports Fourth Quarter and Year End 2013 Results

___________________________________

Newton, MA (September 17, 2014).  Five Star Quality Care, Inc. (NYSE: FVE) today announced its financial results for the quarter and year ended December 31, 2013.

Fourth Quarter 2013 Financial Results:

▪                 Total revenues for the fourth quarter of 2013 increased 0.9% to $325.2 million from $322.5 million for the same period in 2012.  Growth in our revenues was negatively impacted in the fourth quarter of 2013 by the sequestration mandated Medicare payment rate reductions that went into effect on April 1, 2013 and a decrease in occupancy, partially offset by increases in our average monthly rates to residents who pay privately for our services.

▪                 Earnings before interest, taxes, depreciation and amortization, or EBITDA, for the fourth quarter of 2013 were $5.9 million compared to $11.3 million for the same period in 2012.  EBITDA for the fourth quarter of 2013 included $1.0 million of accounting costs incurred in connection with the restatement of certain of our previously issued financial statements.  EBITDA excluding these and certain other items was $7.1 million and $11.4 million in the fourth quarters of 2013 and 2012, respectively. A reconciliation of (loss) income from continuing operations determined in accordance with U.S. generally accepted accounting principles, or GAAP, to EBITDA and EBITDA excluding certain items for the quarters ended December 31, 2013 and 2012 appears later in this press release.

▪                 Loss from continuing operations for the fourth quarter of 2013 was $3.3 million, or $0.07 per basic and diluted share, compared to income from continuing operations of $1.6 million, or $0.04 and $0.03 per share, basic and diluted, respectively, for the same period in 2012.  Loss from continuing operations for the fourth quarter of 2013 included $1.0 million, or $0.02 per basic and diluted share, of general and administrative expenses incurred in connection with the restatement of certain of our previously issued financial statements.  Also, for the fourth quarter of 2013, we incurred increases in our senior living wages and benefits and other senior living operating expenses primarily due to increases in our workers’ compensation and professional and general liability insurance programs, increases in operating expenses as a result of harsh weather conditions experienced during the quarter and increases in general maintenance expenses.

▪                 Net loss for the fourth quarter of 2013 was $5.4 million, or $0.11 per basic and diluted share, compared to net income of $1.6 million, or $0.04 and $0.03 per share, basic and diluted, respectively, for the same period in 2012. Net loss in the fourth quarter of 2013 included a loss from discontinued operations of $2.1 million.  Net income in the fourth quarter of 2012 included a loss from discontinued operations of $47,000.

Fourth Quarter 2013 Operating Results:

▪                 Occupancy at our owned and leased senior living communities for the fourth quarter of 2013 was 85.6% compared to 86.3% for the same period in 2012.

▪                 The average monthly rate at our owned and leased senior living communities for the fourth quarter of 2013 increased by 0.5% to $4,417 from $4,393 for the same period in 2012.

▪                 The percentage of revenues derived from residents’ private resources at our owned and leased senior living communities for the fourth quarter of 2013 increased 70 basis points to 76.8% from 76.1% for the same period in 2012.

Fiscal Year Financial Results:

▪                 Total revenues for the year ended December 31, 2013 increased 7.4% to $1.3 billion from $1.2 billion for the year ended December 31, 2012.  Growth in our revenues was negatively impacted for the year ended December 31, 2013 by the sequestration mandated Medicare payment rate reductions that went into effect on April 1, 2013 and a decrease in occupancy, partially offset by increases in our average monthly rates to residents who pay privately for our services.

▪                 EBITDA for the year ended December 31, 2013 was $36.8 million compared to $47.6 million for the year ended December 31, 2012.  EBITDA for the year ended December 31, 2013 included $1.0 million of accounting costs incurred in connection with the restatement of certain of our previously issued financial statements.  EBITDA for the year ended December 31, 2012 included a gain on settlement of our litigation with Sunrise Senior Living, Inc., or Sunrise, which increased EBITDA by $3.4 million.  EBITDA excluding the restatement costs, the litigation settlement and certain other items was $38.8 million and $44.3 million for the year ended December 31, 2013 and 2012, respectively.  A reconciliation of income from continuing operations determined in accordance with GAAP to EBITDA and EBITDA excluding certain items for the years ended December 31, 2013 and 2012 appears later in this press release.

▪                 Income from continuing operations for the year ended December 31, 2013 was $3.4 million, or $0.07 per basic and diluted share, compared to $10.6 million, or $0.23 per basic and diluted share, for the year ended December 31, 2012.  Income from continuing operations for the year ended December 31, 2013 included $1.0 million, or $0.02 per basic and diluted share, of general and administrative expenses incurred in connection with the restatement of certain of our previously issued financial statements, a loss on early extinguishment of debt of $599,000, or $0.01 per basic and diluted share, and an income tax benefit of $1.5 million, or $0.03 per basic and diluted share, relating to a work opportunity tax credit program that expired in 2012 and then was retroactively reinstated in January 2013.  Also, for the year ended December 31, 2013, we incurred increases in our senior living wages and benefits and other senior living operating expenses primarily due to increases in employee health insurance, increases in our workers’ compensation and professional and general liability insurance programs, increases in operating expenses as a result of harsh weather conditions experienced during the fourth quarter of 2013 and increases in general maintenance expenses.  Income from continuing operations for the year ended December 31, 2012 included a gain on settlement of our litigation with Sunrise of $2.0 million (net of taxes), or $0.04 per basic and diluted share.

▪                 Net loss for the year ended December 31, 2013 was $2.3 million, or $0.05 per basic and diluted share, compared to net income of $22.3 million, or $0.47 and $0.46 per share, basic and diluted, respectively, for the year ended December 31, 2012.  Net loss for the 2013 period included a loss from discontinued operations of $5.8 million.  Net income for the 2012 period included income from discontinued operations of $11.7 million and was primarily impacted by a $23.3 million gain on sale that we recorded related to the sale of our pharmacy business, partially offset by income tax expense of $5.4 million and other losses incurred at our discontinued senior living communities and rehabilitation hospitals.

Expansion and Disposition Activities:

Since October 1, 2013, we have begun managing four communities with a combined 281 living units and we have acquired one assisted living community with 116 living units:

▪                 In October 2013, we began managing two senior living communities in Georgia with a combined total of 153 living units and a senior living community in Tennessee with 60 living units.  In November 2013, we began managing a senior living community in Wisconsin with 68 living units.  These four communities are owned by Senior Housing Properties Trust, or SNH, and leased to one of its taxable REIT subsidiaries.

▪                 In May 2014, we acquired an assisted living community with 116 living units located in Dothan, Alabama for approximately $19.9 million, including the assumption of approximately $13.9 million of mortgage debt and excluding

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closing costs.  We funded this acquisition with cash on hand and borrowings under our $150.0 million revolving credit facility.

Since October 1, 2013, we and SNH have disposed of two rehabilitation hospitals, including 13 affiliated out-patient clinics, with a combined 321 beds, and three senior living communities with a combined 203 living units:

▪                 As of December 31, 2013, we and SNH completed the transfer of operations and sale of the real estate at two rehabilitation hospitals and 13 out-patient clinics affiliated with those rehabilitation hospitals, which were previously disclosed as held for sale and discontinued operations.  We previously leased the rehabilitation hospitals from SNH and the out-patient clinics from others.  As a result of this transaction, SNH received proceeds of approximately $90.0 million for the sale of the real estate associated with the rehabilitation hospitals, we retained certain net assets of approximately $9.6 million and our annual rent payable to SNH and others decreased by approximately $11.5 million.  In 2013, we recorded losses of approximately $2.2 million relating to closing costs and legal fees associated with this transaction and we incurred $2.6 million of non-cash asset impairment charges to reduce the fixed assets we owned which are related to the rehabilitation hospitals to their estimated fair market values.

▪                 In January 2014, SNH sold an assisted living community with 48 living units that we leased from SNH that was previously disclosed as held for sale for a sales price of $2.4 million.  As a result of this sale, our annual minimum rent payable to SNH decreased by $210,000 in accordance with the terms of the applicable lease.

▪                 In June 2014, SNH sold two skilled nursing facilities, or SNFs, with a combined total of 155 living units that we leased from SNH that were previously disclosed as held for sale for a sales price of $4.5 million.  As a result of this sale, our annual minimum rent payable to SNH decreased by $450,000 in accordance with the terms of the applicable lease.

As of the date of this press release, we and SNH continue to market for sale seven senior living communities with a combined total of 509 living units that were previously disclosed as held for sale and discontinued operations.

Conference Call:

Tomorrow, September 18, 2014, at 8:30 a.m. Eastern Time, we will host a conference call to discuss the fourth quarter financial results.  Following management's presentation, there will be a question and answer period.

The conference call telephone number is (800) 288-8967.  Participants calling from outside the United States and Canada should dial (612) 332-0107.  No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through 11:59 p.m. Eastern Time, September 25, 2014. To hear the replay, dial (320) 365-3844. The replay pass code is 337177.

A live audio webcast of the conference call will also be available in a listen only mode on the Company’s website at www.fivestarseniorliving.com.  Participants wanting to access the webcast should visit the Company’s website about five minutes before the call.  The archived webcast will be available for replay on the Company’s website for about one week after the call. The transcription, recording and retransmission in any way of the Company’s fourth quarter 2013 conference call is strictly prohibited without the prior written consent of the Company.  The Company’s website is not incorporated as part of this press release.

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About Five Star Quality Care, Inc.:

Five Star Quality Care, Inc. is a senior living and healthcare services company.  As of December 31, 2013, we operated 255 senior living communities (excluding those senior living communities we have classified as discontinued operations) with 30,023 living units located in 31 states, including 30 communities (2,946 living units) that we own and operate, 181 communities (20,026 living units) that we lease and operate, and 44 communities (7,051 living units) that we manage.  These communities include independent living, assisted living, continuing care and skilled nursing communities.  We are headquartered in Newton, Massachusetts.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•           THIS PRESS RELEASE STATES THAT WE AND SNH CONTINUE TO MARKET FOR SALE SEVEN SENIOR LIVING COMMUNITIES.  WE AND SNH MAY NOT BE ABLE TO SELL THESE COMMUNITIES ON TERMS ACCEPTABLE TO US OR OTHERWISE, AND THE SALES OF ANY OR ALL OF THESE COMMUNITIES MAY NOT OCCUR.

THE INFORMATION CONTAINED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS” IN OUR PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM OUR FORWARD LOOKING STATEMENTS.  OUR FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

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Supplemental Information, page 1 of 7

FIVE STAR QUALITY CARE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2013	2012	2013	2012
Revenues:
Senior living revenue	$269,078	$269,790	$1,077,062	$1,074,333
Management fee revenue	2,361	2,150	9,234	5,817
Reimbursed costs incurred on behalf of managed communities	53,786	50,529	210,491	127,656
Total revenues	325,225	322,469	1,296,787	1,207,806

Operating expenses:
Senior living wages and benefits	131,424	128,998	525,733	522,444
Other senior living operating expenses	67,524	67,693	265,764	261,749
Costs incurred on behalf of managed communities	53,786	50,529	210,491	127,656
Rent expense	48,785	47,733	193,820	190,184
General and administrative	17,660	16,229	63,509	61,817
Depreciation and amortization	7,331	6,284	27,022	24,480
Impairment of long-lived assets	186	-	186	-
Gain on settlement	-	-	-	(3,365)
Total operating expenses	326,696	317,466	1,286,525	1,184,965

Operating (loss) income	(1,471)	5,003	10,262	22,841

Interest dividend and other income	182	243	781	881
Interest and other expense	(1,237)	(1,475)	(5,227)	(6,268)
Acquisition related costs	(62)	(8)	(181)	(108)
(Loss) gain on early extinguishment of debt	-	-	(599)	45
Loss on sale of available for sale securities reclassified from other comprehensive income	(11)	(81)	(5)	(19)

(Loss) income from continuing operations before income taxes and equity in earnings of an investee	(2,599)	3,682	5,031	17,372
Provision for income taxes	(840)	(2,139)	(1,916)	(7,098)
Equity in earnings of an investee	115	80	334	316
(Loss) income from continuing operations	(3,324)	1,623	3,449	10,590
(Loss) income from discontinued operations	(2,106)	(47)	(5,789)	11,717

Net (loss) income	$(5,430)	$1,576	$(2,340)	$22,307

Weighted average shares outstanding - basic	48,350	48,066	48,277	47,952

Weighted average shares outstanding - diluted	48,350	49,979	49,263	50,134

Basic (loss) income per share from:
Continuing operations	$(0.07)	$0.04	$0.07	$0.23
Discontinued operations	(0.04)	-	(0.12)	0.24
Net (loss) income per share - basic	$(0.11)	$0.04	$(0.05)	$0.47

Diluted (loss) income per share from:
Continuing operations	$(0.07)	$0.03	$0.07	$0.23
Discontinued operations	(0.04)	-	(0.12)	0.23
Net (loss) income per share - diluted	$(0.11)	$0.03	$(0.05)	$0.46

These financial statements should be read in conjunction with our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on September 17, 2014, including the audited financial statements and notes thereto which include descriptions of certain revisions to the 2011 and 2012 financial statements that we determined were not material.

Supplemental Information, page 2 of 7

FIVE STAR QUALITY CARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS DATA

(in thousands)

(unaudited)

	December 31, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$23,628	$24,638
Accounts receivable, net of allowance	36,940	39,205
Due from related persons	11,659	7,957
Investments in available for sale securities	19,150	12,920
Restricted cash	9,003	6,548
Prepaid expenses and other current assets	33,799	38,318
Assets of discontinued operations	16,705	30,100
Total current assets	150,884	159,686

Property and equipment, net	340,276	337,494
Restricted cash	9,795	12,166
Restricted investments in available for sale securities	11,905	10,580
Goodwill, equity investment and other long term assets	77,323	75,065
Total assets	$590,183	$594,991

Liabilities and Shareholders’ Equity
Current liabilities:
Revolving credit facility, secured, principally by real estate	$35,000	$-
Current portion of convertible senior notes	-	24,872
Other current liabilities	163,528	178,078
Total current liabilities	198,528	202,950

Mortgage notes payable	36,461	37,621
Other long term liabilities	44,816	43,067
Shareholders’ equity	310,378	311,353
Total liabilities and shareholders’ equity	$590,183	$594,991

These financial statements should be read in conjunction with our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on September 17, 2014, including the audited financial statements and notes thereto which include descriptions of certain revisions to the 2011 and 2012 financial statements that we determined were not material.

Supplemental Information, page 3 of 7

FIVE STAR QUALITY CARE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2013	2012	2013	2012

Cash flows from operating activities:
Net (loss) income	$(5,430)	$1,576	$(2,340)	$22,307
Adjustments to reconcile net (loss) income to cash provided by operating activities:
Depreciation and amortization	7,274	6,284	28,109	24,480
Loss (gain) on early extinguishment of debt	-	-	599	(45)
Loss (income) from discontinued operations	3,209	570	9,327	(17,158)
Loss on sale of available for sale securities	11	81	5	19
Impairment of long-lived assets	186	-	186	-
Equity in earnings of an investee	(115)	(80)	(334)	(316)
Stock-based compensation	618	662	1,410	1,445
Deferred income taxes	(506)	1,356	(2,793)	10,560
Provision for losses on receivables	1,998	1,488	6,412	4,446
Changes in assets and liabilities:
Accounts receivable	(712)	696	(4,147)	(2,431)
Prepaid expenses and other assets	(2,113)	(3,885)	2,334	(11,357)
Accounts payable and accrued expenses	1,391	15,378	(2,565)	18,623
Accrued compensation and benefits	(8,082)	(5,866)	(3,414)	1,403
Due (from) to related persons, net	(1,283)	(488)	(1,074)	(6,773)
Other current and long term liabilities	942	(2,452)	4,062	2,305
Cash (used in) provided by operating activities	(2,612)	15,320	35,777	47,508

Cash flows from investing activities:
Payments to restricted cash and investment accounts, net	(1,701)	(3,548)	(84)	(9,784)
Acquisition of property and equipment	(16,466)	(15,284)	(53,766)	(51,805)
Purchase of available for sale securities	(559)	-	(13,974)	(5,076)
Proceeds from sales of improvements to SNH	4,707	9,929	24,641	24,818
Proceeds from sale of available for sale securities	360	3,235	6,285	4,163
Cash used in investing activities	(13,659)	(5,668)	(36,898)	(37,684)

Cash flows from financing activities:
Proceeds from borrowings on credit facilities	25,000	15,000	85,000	62,500
Repayments of borrowings on credit facilities	-	(15,000)	(50,000)	(62,500)
Repayments of borrowing on the bridge loan from Senior Housing Properties Trust	-	-	-	(38,000)
Purchase and retirement of convertible senior notes	-	-	(24,872)	(12,038)
Repayments of mortgage notes payable	(280)	(263)	(1,093)	(1,028)
Cash provided by (used in) financing activities	24,720	(263)	9,035	(51,066)

Cash flows from discontinued operations:
Net cash (used in) provided by discontinued operations	(3,361)	298	(7,000)	1,763
Net cash (used in) provided by investing activities	(1,040)	692	5,610	35,885
Net cash used in financing activities	-	(36)	(7,534)	(142)
Net cash flows (used in) provided by discontinued operations	(4,401)	954	(8,924)	37,506

Change in cash and cash equivalents during the period	4,048	10,343	(1,010)	(3,736)
Cash and cash equivalents at beginning of period	19,580	14,295	24,638	28,374
Cash and cash equivalents at end of period	$23,628	$24,638	$23,628	$24,638

Supplemental cash flow information:
Cash paid for interest	$705	$1,210	$3,361	$4,921
Cash paid for income taxes	$110	$580	$1,884	$2,132

These financial statements should be read in conjunction with our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on September 17, 2014, including the audited financial statements and notes thereto which include descriptions of certain revisions to the 2011 and 2012 financial statements that we determined were not material.

Supplemental Information, page 4 of 7

FIVE STAR QUALITY CARE, INC.

SENIOR LIVING COMMUNITY FINANCIAL DATA(1)

(dollars in thousands, except average monthly rate)

	Three months ended		Twelve months ended
	December 31,(2)		December 31,(2)
	2013	2012	2013	2012

Senior living communities:
Number of communities (end of period)	211	211	211	211
Number of units (end of period)(3)	22,972	22,972	22,972	22,972
Occupancy	85.6%	86.3%	85.8%	86.2%
Avg. monthly rate(4)	$4,417	$4,393	$4,437	$4,382

Senior living revenue:
Independent and assisted living community revenue	$125,325	$123,889	$497,742	$490,710
Continuing care retirement community revenue	96,844	97,789	388,285	389,024
Skilled nursing facility revenue	44,170	44,408	178,667	181,010
Other(5)	2,739	3,704	12,368	13,589

Total senior living revenue	$269,078	$269,790	$1,077,062	$1,074,333

Senior living wages and benefits:
Independent and assisted living community wages and benefits	$53,259	$51,960	$212,884	$211,035
Continuing care retirement community wages and benefits	47,990	47,539	192,829	191,648
Skilled nursing facility wages and benefits	28,647	28,104	113,665	113,600
Other(5)	1,528	1,395	6,355	6,161

Total senior living wages and benefits	$131,424	$128,998	$525,733	$522,444

Senior living other operating expenses:
Independent and assisted living community other operating expenses	$34,422	$30,401	$124,506	$118,036
Continuing care retirement community other operating expenses	24,971	25,736	99,713	96,837
Skilled nursing facility other operating expenses	7,845	11,546	41,314	43,933
Other(5)	286	10	231	2,943

Total senior living other operating expenses	$67,524	$67,693	$265,764	$261,749

This supplemental data should be read in conjunction with our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on September 17, 2014, including the audited financial statements and notes thereto which include descriptions of certain revisions to the 2011 and 2012 financial statements that we determined were not material.

(1)	Excludes data for managed communities and discontinued senior living operations.
(2)

The number of communities operated between January 1, 2012 and December 31, 2013 did not change; as a result, there is no separate same property comparable senior living community financial data presented.

(3)	Excludes 48 units of one senior living community that has been temporarily closed for renovations.
(4)	Average monthly rate is calculated by taking the average daily rate, which is defined as total operating revenue divided by occupied units, during the period and multiplying it by 30 days.
(5)	Other senior living relates primarily to rehabilitation and other specialty service revenues and expenses provided at our residential facilities.

Supplemental Information, page 5 of 7

FIVE STAR QUALITY CARE, INC.

PERCENT BREAKDOWN OF SENIOR LIVING COMMUNITY REVENUES(1)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2013	2012	2013	2012
Independent and assisted living communities:
Private and other sources	99.2%	98.9%	99.1%	98.9%
Medicaid	0.8%	1.1%	0.9%	1.1%
Total	100.0%	100.0%	100.0%	100.0%

Continuing care retirement communities:
Private and other sources	72.2%	70.4%	71.6%	70.7%
Medicare	21.9%	22.7%	22.2%	22.6%
Medicaid	5.9%	6.9%	6.2%	6.7%
Total	100.0%	100.0%	100.0%	100.0%

Skilled nursing facilities:
Private and other sources	25.0%	27.0%	25.6%	26.8%
Medicare	24.3%	24.4%	25.7%	25.4%
Medicaid	50.7%	48.6%	48.7%	47.8%
Total	100.0%	100.0%	100.0%	100.0%

Total senior living communities:
Private and other sources	76.8%	76.1%	76.6%	76.1%
Medicare	12.1%	12.5%	12.5%	12.7%
Medicaid	11.1%	11.4%	10.9%	11.2%
Total	100.0%	100.0%	100.0%	100.0%

(1)	Excludes data for managed communities and discontinued senior living operations.

Supplemental Information, page 6 of 7

FIVE STAR QUALITY CARE, INC.

SENIOR LIVING OTHER OPERATING DATA(1)

(dollars in thousands, except average monthly rate)

	Three months ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2013	2013	2013	2013	2012

Independent and assisted living communities (owned):
Number of communities (end of period)	30	30	30	30	30
Number of units (end of period)	2,946	2,946	2,946	2,946	2,946
Occupancy	87.5%	88.2%	87.6%	87.5%	87.8%
Avg. monthly rate(2)	$3,385	$3,370	$3,377	$3,374	$3,293

Independent and assisted living communities (leased):
Number of communities (end of period)	119	119	119	119	119
Number of units (end of period)(3)	9,858	9,858	9,858	9,858	9,858
Occupancy	88.7%	88.9%	88.1%	88.6%	89.2%
Avg. monthly rate(2)	$3,645	$3,641	$3,676	$3,674	$3,606

CCRC communities (leased):
Number of communities (end of period)	31	31	31	31	31
Number of units (end of period)(4)	7,346	7,346	7,346	7,346	7,346
Occupancy	82.6%	82.9%	83.3%	83.7%	83.4%
Avg. monthly rate(2)	$5,204	$5,203	$5,227	$5,276	$5,204

Skilled nursing facilities (leased):
Number of communities (end of period)	31	31	31	31	31
Number of units (end of period)(5)	2,822	2,822	2,822	2,822	2,822
Occupancy	80.9%	80.8%	80.7%	81.5%	82.2%
Avg. monthly rate(2)	$6,448	$6,409	$6,496	$6,644	$6,460

Total senior living communities (owned and leased):
Number of communities (end of period)	211	211	211	211	211
Number of units (end of period)(3)	22,972	22,972	22,972	22,972	22,972
Occupancy	85.6%	85.9%	85.6%	86.0%	86.3%
Avg. monthly rate(2)	$4,417	$4,407	$4,446	$4,479	$4,393

Managed communities:
Number of communities (end of period)	44	40	39	39	39
Number of units (end of period)(6)	7,051	6,771	6,678	6,678	6,678
Occupancy	87.9%	87.6%	87.4%	87.2%	87.7%
Avg. monthly rate(2)	$4,093	$4,140	$4,215	$4,296	$4,144

Other ancillary services:
Rehabilitation and wellness inpatient clinics (end of period)	50	50	51	53	50
Rehabilitation and wellness outpatient clinics (end of period)	50	51	51	49	49
Home health communities served (end of period)	6	6	6	6	6

(1)	Excludes data for discontinued operations.
(2)	Average monthly rate is calculated by taking the average daily rate, which is defined as total operating revenue divided by occupied units, during the period and multiplying it by 30 days.
(3)	Excludes 48 units of one senior living community that has been temporarily closed for renovations.
(4)	Includes 2,031 skilled nursing units in communities where assisted living and independent living services are the predominant services provided.
(5)	Includes 69 assisted living and independent living units in communities where skilled nursing services are the predominant services provided.
(6)	Includes 472 skilled nursing units in communities where assisted living and independent living services are the predominant services provided.

Supplemental Information, page 7 of 7

FIVE STAR QUALITY CARE, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands)

Earnings before interest, taxes, depreciation and amortization, or EBITDA, and EBITDA excluding certain items, and EBITDA excluding certain items plus rent expense (EBITDAR excluding certain items), or collectively, Non-GAAP financial measures, are not financial measures determined according to U.S. generally accepted accounting principles, or GAAP.  We consider these Non-GAAP financial measures to be meaningful disclosures because we believe that the presentation of these Non-GAAP financial measures may help investors to gain a better understanding of changes in our operating results, and may also help investors who wish to make comparisons between us and other companies on both a GAAP and a non-GAAP basis. These Non-GAAP financial measures are used by management to evaluate our financial performance and for comparing our performance over time and to the performance of our competitors. These Non-GAAP financial measures as presented may not, however, be comparable to amounts calculated by other companies.  This information should not be considered as an alternative to income from continuing operations, net income, cash flows from operating activities or any other financial operating or performance or liquidity measure established by GAAP.  The following table includes the reconciliation of these Non-GAAP financial measures to income from continuing operations, the most directly comparable financial measure under GAAP reported in our consolidated financial statements, for the three and twelve months ended December 31, 2013 and 2012.

	For the three months		For the twelve months
	ended December 31,		ended December 31,
	2013	2012	2013	2012
(Loss) income from continuing operations	$(3,324)	$1,623	$3,449	$10,590
Add: interest and other expense	1,237	1,475	5,227	6,268
Add: income tax expense	840	2,139	1,916	7,098
Add: depreciation and amortization	7,331	6,284	27,022	24,480
Less: interest, dividend and other income	(182)	(243)	(781)	(881)
EBITDA	5,902	11,278	36,833	47,555
Add (less):
Financial accounting restatement costs	971	-	971	-
Acquisition related costs	62	8	181	108
Loss on sale of investments in available for sale securities	11	81	5	19
Impairment of long-lived assets	186	-	186	-
Gain on litigation settlement	-	-	-	(3,365)
Loss (gain) on early extinguishment of debt	-	-	599	(45)
EBITDA excluding certain items	7,132	11,367	38,775	44,272
Add:
Rent expense	48,785	47,733	193,820	190,184
EBITDAR excluding certain items	$55,917	$59,100	$232,595	$234,456

This supplemental data should be read in conjunction with our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on September 17, 2014, including the audited financial statements and notes thereto which include descriptions of certain revisions to the 2011 and 2012 financial statements that we determined were not material.